EXHIBIT 21.1

LIST OF SUBSIDIARIES OF RETAIL OPPORTUNITY INVESTMENTS CORP.

Company	Jurisdiction of Organization
Retail Opportunity Investments Partnership, LP	Delaware
Retail Opportunity Investments GP, LLC	Delaware
ROIC Paramount Plaza, LLC	Delaware
ROIC Phillips Ranch, LLC	Delaware
ROIC Phillips Ranch, TRS	Delaware
ROIC Meridian Valley, LLC	Delaware
ROIC Santa Ana, LLC	Delaware
ROIC Lake Stevens, LLC	Delaware
ROIC Norwood Center, LLC	Delaware
ROIC Buskirk, LLC	Delaware
ROIC Claremont Center, LLC	Delaware
ROIC Claremont Center II, LLC	Delaware
ROIC Washington, LLC	Delaware
ROIC Riverside Plaza, LLC	Delaware
WRT-ROIC Riverside, LLC	Delaware
ROIC Oregon, LLC	Delaware
Wilsonville OTS, LLC	Oregon
ROIC Cascade Summit, LLC	Delaware
ROIC Heritage Market Holding I, LLC	Washington
ROIC Heritage Market Holding II, LLC	Washington
ROIC Heritage Market, LLC	Washington
ROIC California, LLC	Delaware
ROIC Gateway I, LLC	Delaware
ROIC Gateway II, LLC	Delaware
ROIC Gateway III, LLC	Delaware
ROIC Gateway Holding I, LLC	Delaware
ROIC Gateway Holding II, LLC	Delaware

Company	Jurisdiction of Organization
ROIC Gateway Holding III, LLC	Delaware
ROIC CA Notes, LLC	Delaware
ROIC Crossroads GP, LLC	Delaware
ROIC Crossroads LP, LLC	Delaware
ROIC Pinole Vista, LLC	Delaware
ROIC CA Notes II, LLC	Delaware
ROIC Lakeside Eagle, LLC	Delaware
WRT – ROIC Lakeside Eagle, LLC	Delaware
ROIC CCG, LLC	Delaware
ROIC CCG Holding I, LLC	Delaware
ROIC CCG Holding II, LLC	Delaware
ROIC RTC, LLC	Delaware
ROIC RTC Holding I, LLC	Delaware
ROIC RTC Holding II, LLC	Delaware
ROIC Zephyr Cove, LLC	Delaware
ROIC Kress, LLC	Delaware
ROIC Hillsboro, LLC	Delaware